UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 22, 2013

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On January 22, 2013, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter and year ended December 29, 2012 in a press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is financial information and commentary by Devinder Kumar, Senior Vice President and Chief Financial Officer of the Company, regarding the Company’s fiscal quarter and year ended December 29, 2012.

To supplement the Company’s financial results presented on a U.S. GAAP (“GAAP”) basis, the Company’s earnings release contains non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earning (loss) per share, Adjusted EBITDA, and non-GAAP adjusted free cash flow. The Company believes that this non-GAAP presentation makes it easier for investors to compare current and historical periods’ operating results and that it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

To derive non-GAAP gross margin for the Company for the fourth fiscal quarter of 2012, the Company excluded a lower of cost or market charge related to GLOBAL FOUNDRIES’ (GF) waiver of the Company’s take-or-pay obligations for the fourth fiscal quarter of 2012 (the “LCM Charge”).

To derive non-GAAP gross margin for the Company for fiscal 2012, the Company excluded the LCM Charge, a charge related to the limited waiver of exclusivity from GF and a charge related to a legal settlement with a third party.

To derive non-GAAP gross margin for the Company for fiscal 2011, the Company excluded a payment to GF and a charge related to a legal settlement.

To derive non-GAAP operating expenses for the Company for the third and fourth fiscal quarters of 2012, the fourth fiscal quarter of 2011 and fiscal 2011, the Company excluded the amortization of acquired intangible assets and net restructuring charges.

To derive non-GAAP operating expenses for the Company for fiscal 2012, the Company excluded the amortization of acquired intangible assets, net restructuring charges and costs related to the acquisition of SeaMicro, Inc. (“SeaMicro”).

To derive non-GAAP operating loss for the Company for the fourth fiscal quarter of 2012, the Company excluded the LCM Charge, the amortization of acquired intangible assets and net restructuring charges.

To derive non-GAAP operating income (loss) for the Company for the third fiscal quarter of 2012 and fourth fiscal quarter of 2011, the Company excluded the amortization of acquired intangible assets and net restructuring charges.

To derive non-GAAP operating income for the Company for fiscal 2012, the Company excluded the LCM Charge, a charge related to the limited waiver of exclusivity from GF, a charge related to a legal settlement, the amortization of acquired intangible assets, net restructuring charges and costs related to the acquisition of SeaMicro.

To derive non-GAAP operating income for the Company for the fiscal 2011, the Company excluded a payment to GF, a charge related to a legal settlement, the amortization of acquired intangible assets and net restructuring charges.

To derive non-GAAP net loss and non-GAAP loss per share for the Company for the fourth fiscal quarter of 2012, the Company excluded LCM Charge, the amortization of acquired intangible assets, net restructuring charges and the impairment charge for certain marketable securities.

To derive non-GAAP net loss and non-GAAP loss per share for the Company for the third fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets and net restructuring charges.

To derive non-GAAP net income and non-GAAP earnings per share for the Company for the fourth fiscal quarter of 2011, the Company excluded a non-cash impairment charge related to its investment in GF, the amortization of acquired intangible assets, net restructuring charges, a loss related to its repurchase of certain outstanding indebtedness and a loss from discontinued operations.

To derive non-GAAP net loss and non-GAAP loss per share for the Company for fiscal 2012, the Company excluded the LCM Charge, a charge related to the limited waiver of exclusivity from GF, a charge related to a legal settlement with a third party, the amortization of acquired intangible assets, net restructuring charges, costs related to the acquisition of SeaMicro, Inc. the tax benefit related to the SeaMicro acquisition and an impairment charge for certain marketable securities.

To derive non-GAAP net income and non-GAAP earnings per share for the Company for fiscal 2011, the Company excluded a dilution gain in investee, net, a non-cash impairment charge related to its investment in GF, a payment to GF, a charge related to a legal settlement, the amortization of acquired intangible assets, net restructuring charges, a loss related to its repurchase of certain outstanding indebtedness and a loss from discontinued operations.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Lower of cost or market charge related to GF take-or-pay obligation: Pursuant to the third amendment to the Wafer Supply Agreement (the “WSA”), dated December 6, 2012, between the Company and GF, GF agreed to waive a portion of the Company’s existing take-or-pay production wafer purchase commitments for the fourth fiscal quarter of 2012. In consideration of this waiver, the Company agreed to pay GF a termination fee of $320 million. As a result, the Company recorded a “lower of cost or market,” or LCM charge, of $273 million for the write-down of inventory to its market value. The Company excluded this item from the Company’s GAAP net loss, GAAP loss per share, GAAP operating loss and GAAP gross margin for the fourth fiscal quarter of 2012 and fiscal 2012 because the Company believes it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Limited waiver of exclusivity from GF: Pursuant to the second amendment to the WSA, dated as of March 4, 2012, between the Company and GF, the Company was granted certain rights to contract with another wafer foundry supplier with respect to specified products for a specified period. In consideration for these rights, the Company agreed to pay GF $425 million in cash and transferred to GF all of the capital stock of GF that the Company owned, which had a carrying and fair value of $278 million. As a result, the Company recorded a one-time charge of $703 million in the first fiscal quarter of 2012. The Company excluded this item from the Company’s GAAP net loss, GAAP loss per share, GAAP operating loss and GAAP gross margin for fiscal 2012 because the Company believes it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Dilution gain in investee, net: The dilution gain in investee, net, recorded in the first fiscal quarter of 2011, consists of a non-cash gain on dilution of the Company’s ownership interest in GF as a result of capital infusions into GF by Advanced Technology Investment Company LLC. The Company excluded this item from the Company’s GAAP net income and GAAP earnings per share for the fiscal 2011 because the Company believes it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Impairment of investment in GF: During the fourth fiscal quarter of 2011, the Company recorded a non-cash impairment charge of approximately $209 million. The impairment charge was recorded based on the difference between the carrying value and the fair value of the investment as of December 31, 2011. The fair value of the Company’s GF investment was determined by a valuation analysis of GF’s Class A Preferred Shares, which the Company performed in the fourth fiscal quarter of 2011. The valuation was performed in the fourth fiscal quarter of 2011 as the Company reviewed indications of impairment, including revised financial projections which the Company received from GF. As these were long range projections, the Company concluded the decline in fair value was other than temporary. The Company excluded this charge from the Company’s GAAP net income (loss) and GAAP earnings (loss) per share for the fourth fiscal quarter of 2011 and fiscal 2011 because the Company believes it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Payment to GF: In the first fiscal quarter of 2011, the Company incurred a charge of $24 million in cost of sales related to a payment to GF in the form of cash and GF Class A Preferred Shares that the Company owned. This payment primarily related to certain manufacturing assets of GF, which did not benefit the Company. The Company excluded this item from the Company’s GAAP net income, GAAP earnings per share, GAAP operating income and GAAP gross margin for the fiscal 2011 because it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Legal settlement: In the second fiscal quarter of 2012, management determined that it was probable a settlement would be reached with a third party and that the amount of the settlement was estimable. As a result, the Company recorded the estimated settlement amount of $5 million in the second fiscal quarter of 2012 as a legal settlement. In addition, in the first fiscal quarter of 2011, the Company recorded a charge of approximately $5 million to cost of sales related to a legal settlement. The Company excluded these charges from its GAAP net income (loss), GAAP earnings (loss) per share, GAAP operating income (loss) and GAAP gross margin for fiscal 2012 and 2011 because they are not indicative of ongoing operating performance.

Amortization of acquired intangible assets: Amortization of acquired intangible assets represents amortization expenses of acquired identifiable intangible assets in connection with the Company’s acquisitions of ATI Technologies and SeaMicro. The Company excluded this item from the Company’s GAAP net income (loss), GAAP earnings (loss) per share, GAAP operating income (loss) and GAAP operating expenses for all periods presented because these expenses are not indicative of ongoing operating performance.

Restructuring charges, net: Restructuring charges, net, represent costs that the Company incurred during the applicable period from its restructuring plans implemented to reduce operating expenses and better position the Company competitively. The plans involved primarily a reduction of the Company’s global workforce. The Company excluded these restructuring charges from the Company’s GAAP net income (loss), GAAP earnings (loss) per share, GAAP operating income (loss) and GAAP operating expenses for all periods presented because they are not indicative of ongoing performance.

SeaMicro acquisition costs: In March 2012, the Company acquired SeaMicro, a privately held company that develops and sells energy-efficient, high-bandwidth microservers. The Company incurred certain costs related to this acquisition, which primarily consisted of advisory and other professional service fees. The Company excluded this item from the Company’s GAAP net loss, GAAP loss per share, GAAP operating loss and GAAP operating expenses for fiscal 2012 because they are not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Tax Benefit related to SeaMicro acquisition: The acquisition of SeaMicro was treated as a stock purchase for income tax purposes, and, therefore, tax amortization of the acquired identifiable intangible assets is not allowed. As a result, the Company is required to establish a deferred tax liability of approximately $36 million for the book/tax difference. This reduced the Company’s existing valuation allowance against its deferred tax asset by providing an additional source of future taxable income. The reduction in valuation allowance resulted in a discrete income tax provision benefit of approximately $36 million in the first fiscal quarter of 2012. The Company excluded this item from the Company’s GAAP net loss and GAAP loss per share for fiscal 2012 because it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Impairment charge related to certain marketable securities: During the fourth fiscal quarter of 2012, the Company wrote down certain marketable securities to their fair value. The Company excluded this item from the Company’s GAAP net loss and GAAP loss per share for the fourth fiscal quarter of 2012 and fiscal 2012 because it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Loss on debt repurchase: Loss on debt repurchase represents the net loss that the Company recognized from its partial repurchase of certain outstanding indebtedness. During the fourth fiscal quarter of 2011, the Company repurchased an aggregate of $50 million principal amount of its 6.00% Convertible Senior Notes due 2015 (“6.00% Notes”) resulting in a loss of $1 million. During the third fiscal quarter of 2011, the Company repurchased an aggregate of $150 million principal amount of its 6.00% Notes resulting in a loss of $5 million. The Company excluded these losses from the Company’s GAAP net income (loss) and GAAP earnings (loss) per share for the fourth fiscal quarter of 2011 and fiscal 2011 because they are not indicative of ongoing operating performance.

Loss from discontinued operations: In the fourth fiscal quarter of 2008, the Company sold its Digital Television business unit to Broadcom Corporation. The Company had classified its Digital Television unit as discontinued operations at the time it decided to divest the business unit. Pursuant to the asset sale agreement, Broadcom had three years after the closing date to obtain reimbursement from the Company for a portion of any severance costs that Broadcom incurred during this time period to the extent the severance costs related to any of the Company’s former employees. The loss from discontinued operations represents payments to Broadcom in the fourth fiscal quarter of 2011. The Company excluded this loss from the Company’s GAAP net income (loss) and GAAP earnings (loss) per share for the fourth fiscal quarter of 2011 and fiscal 2011 because it is not indicative of ongoing operating performance.

In addition to the above non-GAAP financial measures, the Company presented “Adjusted EBITDA” in the earnings release as a supplemental measure of its performance. The Company determines its adjusted EBITDA by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also included the following adjustments for the applicable period:

•	for the fourth fiscal quarter of 2012, the Company also included adjustments for the LCM Charge and net restructuring charges;

•	for the third fiscal quarter of 2012 and the fourth fiscal quarter of 2011, the Company also included an adjustment for net restructuring charges;

•

for fiscal 2012, the Company also included adjustments for the LCM Charge, a charge related to the limited waiver of exclusivity from GF, a legal settlement with a third party, net restructuring charges and costs related to the acquisition of SeaMicro; and

•	for fiscal 2011, the Company also included adjustments related to a payment to GF, a legal settlement with a third party and net restructuring charges.

The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

The Company also presents non-GAAP adjusted free cash flow in the earnings release as a supplemental measure of its performance. In 2008 and 2009, the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sold to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under GAAP, the Company classified funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds were classified as cash flows from financing activities. When a distributor paid the applicable IBM Party, the Company reduced the distributor’s accounts receivable and the corresponding debt resulted in a noncash accounting entry. Because the Company did not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment was not reflected in the Company’s cash flows from operating activities.

Non-GAAP adjusted free cash flow for the Company was determined by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount was then further adjusted by subtracting capital expenditures. Generally, under GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. On February 11, 2011, the Company terminated its supplier agreements with IBM Parties. As a result, as of the end of the second fiscal quarter of 2011, there were no outstanding invoices relating to the financing arrangement with the IBM Parties, and starting from the third fiscal quarter of 2011, the Company no longer makes quarterly adjustments for distributors’ payments to the IBM Parties to its GAAP net cash provided by (used in) operating activities when calculating non-GAAP adjusted free cash flow.

The Company calculates and communicated non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP adjusted free cash flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 18, 2012, the Company announced a restructuring plan (the “Plan”) designed to improve the Company’s cost structure and to enhance it’s competitiveness in core growth areas. The Company disclosed the Plan in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2012. The Plan primarily involves a workforce reduction in the fourth fiscal quarter of 2012 and the first fiscal quarter of 2013 of approximately 14%.

The Company recorded restructuring expense in the fourth fiscal quarter of 2012 of approximately $90 million, which included costs associated with restructuring actions taken in the fourth fiscal quarter of 2012 as well as an estimate of the costs related to the workforce reduction that the Company plans to take in the first fiscal quarter of 2013. Substantially all of the restructuring expense is related to severance. Of the total restructuring expense, approximately $46 million related to cash expenditures in the fourth fiscal quarter of 2012, and $31 million relates to anticipated cash expenditures in the first fiscal quarter of 2013.

The Company believes that the restructuring actions taken in the fourth fiscal quarter of 2012 and planned for the first fiscal quarter of 2013 will result in operational savings, primarily in operating expenses, of approximately $190 million in fiscal 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning AMD’s restructuring plan, the timing of actions in connection with the plan, and anticipated restructuring charges, cash expenditures and operational savings as a result of the implementation of the restructuring plan, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this Current Report are based on current beliefs, assumptions and expectations, speak only as of the date of this Current Report and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact the company’s plans; the company may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market at mature yields on a timely basis; that the company’s third party foundry suppliers will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way or to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products; GF encounters problems that significantly reduce the number of functional die the company receives from each wafer; that customers stop buying the company’s products or materially reduce their operations or demand for the company’s products; that the company may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in the market growth and demand for its products and technologies in light of the product mix that the company may have available at any particular time or a decline in demand; that the company will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that global business and economic conditions will not improve or will worsen; that demand for computers will be lower than currently expected; and the effect of political or economic instability, domestically or internationally, on the company’s sales or supply chain. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 29, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated January 22, 2013.

99.2	Financial Information and Commentary on Fourth Fiscal Quarter of 2012 and Fiscal 2012 Results

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2013	ADVANCED MICRO DEVICES, INC.

	By:	/s/ FAINA ROEDER
	Name:	Faina Roeder
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated January 22, 2013.

99.2	Financial Information and Commentary on Fourth Fiscal Quarter of 2012 and Fiscal 2012 Results